UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (919) 908-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2025, Pelthos Therapeutics Inc., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Hatchtech Pty Ltd ACN 098 559 409, an Australian corporation (“Hatchtech”), pursuant to which Hatchtech sold all of its right, title and interest in (i) the product developed by Hatchtech with Abametapir as its sole active ingredient for the treatment of head lice infestation in humans (the “Xeglyze Product”), (ii) all intangible assets of Hatchtech including intellectual property of Hatchtech relating to the Xeglyze Product, including, without limitation (A) certain patent and patent applications, together with all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals and (B) certain trademarks, service marks, trade names and registered user names, including registrations and applications for registration thereof, together with all goodwill associated therewith; (iii) certain copyright registrations and applications; (iv) all Product Know-How (as defined in the Asset Purchase Agreement); (v) all books, records, manuals, Regulatory Materials (as defined in the Asset Purchase Agreement), and other materials; (vi) all governmental licenses, permits, approvals, license applications, license amendment applications and products registrations concerning the Xeglyze Product; and (vii) all inventory, finished goods, work-in-process, raw materials, components, packaging, supplies, equipment, machinery, tooling, computers, hardware, furniture, fixtures, and other tangible personal property and tangible materials owned by Seller and used or held for use exclusively or primarily in connection with the Xeglyze Product (collectively, the “Acquired Assets”).

In connection with the transactions contemplated by the Asset Purchase Agreement, the Company previously entered into a Down Payment Agreement with Hatchtech on November 20, 2025 (the “Down Payment Agreement”), pursuant to which the Company paid a $450,000 deposit to Hatchtech (the “Down Payment”).

The aggregate purchase price payable by the Company to Hatchtech for the Acquired Assets is $1,800,000 (the “Purchase Price”) and consists of (i) the Down Payment of $450,000 paid by the Company to Hatchtech on November 20, 2025 and (ii) a cash payment of $1,350,000 paid by the Company to Hatchtech on December 23, 2025.

Pursuant to the terms of the Asset Purchase Agreement, the Company has the right to claw back up to a maximum amount of 100% of the Purchase Price for certain defaults of Hatchtech under the Asset Purchase Agreement. Additionally, the Company has the right to claw back 100% of the Purchase Price in the event the closing of the transactions contemplated by the Asset Purchase Agreement did not occur on or prior to December 29, 2025 (the “Closing Date”).

The transactions contemplated by the Asset Purchase Agreement were consummated on the Closing Date.

The foregoing descriptions of the Down Payment Agreement and Asset Purchase Agreement are not complete and are subject to and qualified in their entirety by reference to the Asset Purchase Agreement and the Down Payment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein, with confidential portions redacted, as applicable.

Item 8.01. Other Events.

On January 5, 2026, the Company will issue a press release announcing the closing of the transactions contemplated by the Asset Purchase Agreement. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of December 23, 2025, by and between Pelthos Therapeutics Inc., as Purchaser, and Hatchtech Pty Ltd ACN 098 559 409, as Seller.

10.2	Down Payment Agreement for Xeglyze Assets Purchase, dated as of November 20, 2025, by and between Hatchtech Pty Ltd, as Seller and Pelthos Therapeutics Inc. as Buyer.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2026	Pelthos Therapeutics Inc.

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer